EXHIBIT 8

              CONSENT OF EDWIN L. KERR, ESQ., COUNSEL OF DEPOSITOR


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To Whom It May Concern:

         I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-86921) filed by Phoenix Home Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.

                                            Very truly yours,



Dated: May 1, 2000                       /s/ Edwin L. Kerr
                                            -----------------
                                            Edwin L. Kerr, Counsel

                   Phoenix Home Life Mutual Insurance Company